Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent in the Registration Statement on Form SB-2 of Heartland Oil and Gas Corp. of the use of our report dated March 7, 2003 accompanying the financial statements of Heartland Oil and Gas Corp. for the year ended December 31, 2002 and the period from inception (August 11, 2000) through December 31, 2002 which is part of this registration statement, and to the reference to our firm under the caption "Experts" in the prospectus.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado
January 13, 2005